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                                                                   Exhibit 23.11

                                    Consent

     I, Howard L. Clark, Jr., do hereby consent to the inclusion of biographical information about me, including my name, age, position as a director of Compass International Services Corporation, a Delaware corporation (the "Company"), my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statement on Form S-1 (the "Registration Statement"), as amended by Amendment No. 1 thereto, to be filed
with the Securities and Exchange Commission on or about November   , 1997 which
information will appear in the section entitled "Management -- Executive Officers and Directors." I further consent to the filing of this consent as an exhibit to the Registration Statement.



                              /s/ HOWARD L. CLARK, JR.
                              ------------------------
                                Howard L. Clark, Jr.

Dated: November 12, 1997



02A (07150-00003-7) 342223